News Release

Contact: W. Michael Madden

Senior Vice President & CFO

(615) 872-4800

KIRKLAND’S REPORTS FIRST QUARTER RESULTS

Highlights:

•	Comparable store sales increase 5.2%

•	Reverses prior-year loss with earnings of $0.17 per diluted share

•	Marks highest first quarter earnings as a public company

JACKSON, Tenn. (May 21, 2009) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week period ended May 2, 2009.

Net sales for the 13-week period ended May 2, 2009, were $83.3 million compared with $84.1 million for the 13-week period ended May 3, 2008. Comparable store sales for the first quarter of fiscal 2009 increased 5.2% compared with 4.3% in the first quarter of fiscal 2008. Comparable store sales in mall stores increased 8.2% for the first quarter, and comparable store sales in off-mall stores increased 4.2%. The Company opened 3 stores and closed 10 stores during the quarter to end the period with 292 stores.

The Company reported net income of $3.5 million, or $0.17 per diluted share, for the 13-week period ended May 2, 2009, compared with a net loss of $2.6 million, or $(0.13) per diluted share, in the 13-week period ended May 3, 2008. Income tax expense for the 13-week period ended May 2, 2009, includes a rate benefit of approximately $1.0 million, or $0.05 per diluted share, related to the reversal of a portion of the valuation allowance on the Company’s deferred tax assets established in prior periods. The reported net loss for the first quarter of fiscal 2008 included no tax benefit for the period.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Customers are responding well to our merchandise assortments, and traffic was up slightly during the quarter. We continue to benefit from a lower cost structure – particularly in occupancy costs. Additionally, lower inbound and outbound freight costs had a positive effect on margin during the quarter.

“While the first quarter presented somewhat easier sales and margin comparisons, we are very pleased with the strong start to the year. We continue to focus on value, controlling operating costs and inventory, and improving our store base. While pleased with our operating performance thus far in 2009, economic conditions continue to cloud forward visibility.”

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431 Smith Lane – Jackson, Tennessee 38301 – 731-988-3600

KIRK Reports First Quarter Results

May 21, 2009

Revised Fiscal 2009 Outlook

The Company issued its initial targets and expectations for fiscal 2009 in March 2009. These expectations do not account for a year-over-year deterioration in the macroeconomic environment on the scale experienced in fiscal 2008. Should the recession continue to worsen throughout fiscal 2009, the Company will revise its expectations accordingly.

Store Base:
The Company started fiscal 2009 with 299 stores compared with 335 stores a year ago. For fiscal 2009, the store base is expected to average approximately 30 stores less per quarter than the comparable quarters of fiscal 2008. In accordance with the
Company’s five-year plan to convert its store base to off-mall locations, closings from natural lease expirations are expected to be approximately 35 to 40 stores with approximately half of those closing during the first two quarters of 2009 and the other half closing after the holiday season in January 2010. New store openings are expected to be approximately 15 to 20 stores in fiscal 2009 with half of these opening during the first two
quarters of 2009 and the other half during the third and early fourth quarters.

Net Sales:
Full year sales are expected to be moderately below fiscal 2008 based on the smaller store base throughout the year. While early second quarter comparable store sales trends continue to be
positive, future comparable store sales gains are difficult to predict in the current environment.

Margins:
Full year merchandise and operating margins are expected to be moderately above fiscal 2008 levels. Should the economy continue to weaken through the year, merchandise margin would most likely come under more pressure compared with operating margin, which should continue to benefit from lower store occupancy costs and lower depreciation expense.

Earnings:
Full year pre-tax earnings are expected to be moderately above fiscal 2008 levels. The Company’s income tax rate will be
difficult to model in fiscal 2009 due to the status of the
remaining valuation allowance on the deferred tax assets and the accounting rules that govern the timing of any changes to the amount of the valuation allowance. Therefore, operating income and pre-tax income will be more relevant measurements of business performance in fiscal 2009.

Cash Flow:	The Company expects to generate positive cash flow for the year with no borrowings expected on its revolving line of credit.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call today, at 11:00 a.m. ET to discuss its results of operations for the first quarter of fiscal 2009. The number to call for this interactive teleconference is (212) 231-2900. A replay of the conference call will be available through May 28, 2009, by dialing (402) 977-9140 and entering the confirmation number, 21422971.

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=58412 on May 21, 2009, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

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KIRK Reports First Quarter Results

May 21, 2009

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 290 stores in 32 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 20, 2009. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports First Quarter Results

May 21, 2009

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Week Period Ended
	May 2,	May 3,
	2009	2008
Net sales	$83,320	$84,077
Cost of sales	51,146	57,169

Gross profit	32,174	26,908
Operating expenses:
Other operating expenses	24,338	25,051
Depreciation and amortization	3,808	4,682

Operating income (loss)	4,028	(2,825)
Interest expense	38	30
Interest income	—	(31)
Other income	(71)	(272)

Income (loss) before income taxes	4,061	(2,552)
Income tax provision	583	—

Net income (loss)	$3,478	$(2,552)

Earnings (loss) per share:
Basic	$0.18	$(0.13)

Diluted	$0.17	$(0.13)

Shares used to calculated earnings (loss) per share:
Basic	19,662	19,606

Diluted	20,008	19,606

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KIRK Reports First Quarter Results

May 21, 2009

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	May 2, 2009	January 31, 2009	May 3, 2008
ASSETS
Current assets:
Cash and cash equivalents	$31,077	$36,445	$5,668
Inventories, net	39,018	38,686	41,578
Prepaid expenses and other current assets	6,917	6,191	9,989

Total current assets	77,012	81,322	57,235
Property and equipment, net	40,051	41,826	55,208
Other long-term assets	4,308	3,616	1,219

Total assets	$121,371	$126,764	$113,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,437	$13,501	$15,271
Income taxes payable	1,478	5,349	—
Accrued expenses	20,578	24,981	22,521

Total current liabilities	36,493	43,831	37,792
Deferred rent and other long-term liabilities	28,894	30,582	35,785

Total liabilities	65,387	74,413	73,577

Net shareholders’ equity	55,984	52,351	40,085

Total liabilities and shareholders’ equity	$121,371	$126,764	$113,662

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KIRK Reports First Quarter Results

May 21, 2009

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	13 Week Period Ended
	May 2, 2009	May 3, 2008
Net cash provided by (used in):
Operating activities	$(3,129)	$260
Investing activities	(2,274)	(433)
Financing activities	35	21

Cash and cash equivalents:
Net decrease	$(5,368)	$(152)
Beginning of period	36,445	5,820

End of period	$31,077	$5,668

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